BNSF RAILWAY COMPANY NON-SALARIED

EMPLOYEES 401(k) RETIREMENT PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164959 of Berkshire Hathaway Inc. on Form S-8 of our report dated June 23, 2014 appearing in this Annual Report on Form 11-K of the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan for the year ended December 31, 2013.

/s/ WHITLEY PENN LLP

Whitley Penn LLP

Fort Worth, Texas

June 23, 2014